UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 14, 2005

                          SCIENCE DYNAMICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                    000-10690                  22-2011859
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)

                          7150 N. Park Drive, Suite 500
                              Pennsauken, NJ 08109
              -----------------------------------------------------
              (Address of principal executive offices and Zip Code)


       Registrant's telephone number, including area code: (856) 910-1166

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This amended current report on Form 8-K/A is filed to include the financial statements of Systems Management Engineering, Inc. and pro forma financial information of Science Dynamics Corporation pursuant to Item 9.01(a) and (b).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         As of February 11, 2005, Science Dynamics Corporation (the "Company") re-paid $1,322,199.01, representing all outstanding debt of the Company to Laurus Master Fund, Ltd. ("Laurus"). On February 10, 2005, the Company amended (the "Amendment") the conversion price of each of the Company's outstanding convertible term notes held by Laurus to a fixed conversion rate of $0.05. On February 11, 2005, Laurus converted $547,988.78 principal amount of convertible notes of the Company and $223,447.28 of interest on such convertible notes into an aggregate of 15,428,722 shares of the Company's common stock. As a result of the conversion by Laurus of the term notes, all amounts outstanding under the term notes were re-paid in full. In consideration for the Amendment and the conversion by Laurus of the term notes, $550,762.95 of outstanding principal and accrued and unpaid interest on a convertible note dated March 31, 2003 issued in the face amount of $1,000,000 by the Company to Laurus was also re-paid. As a result of the foregoing transactions, $1,322,199.01, representing all outstanding debt of the Company to Laurus (except as set forth below) was re-paid.

         Subsequent to the above transactions, on February 14, 2005, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement"), dated February 11, 2005, with Laurus for the sale of a $2,000,000 principal amount Secured Convertible Term Note (the "Note") and a Common Stock Purchase Warrant (the "Warrant") to purchase 6,000,000 shares of the Company's common stock. The sale of the Note and the Warrant were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D under the Securities Act.

         The Company received gross proceeds of $2,000,000 from the sale of the Note and the Warrant. The Company may only use such proceeds for (i) general working capital purposes, (ii) no less than 80% of the equity interests of Systems Management Engineering, Inc. ("SMEI") pursuant to the Stock Purchase Agreement, as amended, dated as of December 16, 2004 by and among the Company, SMEI and the shareholders of SMEI identified therein, and (iii) the acquisition of 100% of the remaining equity interests of SMEI pursuant to a transaction in form and substance reasonably satisfactory to Laurus.

         The Note bears interest at a rate per annum equal to the prime rate published in The Wall Street Journal from time to time, plus 3%. Interest is calculated on the last day of each month until the maturity date (each a "Determination Date"). Subject to the following adjustment to the interest rate, the interest rate shall not be less than 8%. If (i) the Company has registered the resale of the shares issuable upon conversion of the Note and upon exercise of the Warrant on an effective registration statement with the Securities and Exchange Commission, and (ii) the market price of the Company's common stock for the five trading days immediately preceding a Determination Date exceeds the then applicable fixed conversion price by at least 25%, then the interest rate for the succeeding calendar month shall automatically be reduced by 200 basis points, or 2%, for each incremental 25% increase in the market price of the common stock above the then applicable fixed conversion price.

         Interest is payable on the Note monthly in arrears commencing March 1, 2005 and on the first business day of each consecutive calendar month thereafter until the maturity date, February 11, 2008 (each a "Repayment Date"). Amortizing payments of the aggregate principal amount outstanding under the Note must begin on June 1, 2005 and recur on the first business day of each succeeding month thereafter until the maturity date (each an "Amortization Date"). Beginning on the first Amortization Date, the Company must make monthly payments to Laurus on each Repayment Date, each in the amount of $60,606.06, together with any accrued and unpaid interest to date on such portion of the principal amount plus any and all other amounts which are then owing under the Note, the Purchase Agreement or any other related agreement but have not been paid (collectively, the "Monthly Amount"). Any principal amount that remains outstanding on the maturity date is due and payable on the maturity date.

         If the Monthly Amount (or a portion of the Monthly Amount if not all of the Monthly Amount is converted into shares of common stock) is required to be paid in cash, then the Company must pay Laurus an amount equal to 102% of the Monthly Amount due and owing to Laurus on the Repayment Date in cash. If the Monthly Amount (or a portion of the Monthly Amount if not all of the Monthly Amount is converted into shares of common stock) is required to be paid in shares of common stock, the number of such shares to be issued by the Company to Laurus on such Repayment Date (in respect of such portion of the Monthly Amount converted into in shares of common stock), shall be the number determined by dividing (x) the portion of the Monthly Amount converted into shares of common stock, by (y) the then applicable fixed conversion price. The fixed conversion


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

price of the Note is $0.10 per share, subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

         Laurus is required to convert into shares of common stock all or a portion of the Monthly Amount due on each Repayment Date according to the following guidelines (the "Conversion Criteria"): (i) the closing price of the common stock as reported by Bloomberg, L.P. on the Repayment Date shall be greater than or equal to 115% of the fixed conversion price and (ii) the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the common stock for the 22-day trading period immediately preceding the applicable Repayment Date. If the Conversion Criteria are not met, Laurus must convert only such part of the Monthly Amount that meets the Conversion Criteria. Any part of the Monthly Amount due on a Repayment Date that Laurus has not been able to convert into shares of common stock due to failure to meet the Conversion Criteria, must be paid by the Company in cash at the rate of 102% of the Monthly Amount otherwise due on such Repayment Date, within three business days of the applicable Repayment Date.

         The Warrant is exercisable at a price of $0.11 per share from the issue date through the close of business on February 11, 2012. Upon exercise of the Warrant, payment may be made by Laurus either (i) in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate exercise price, (ii) by delivery of the Warrant, or shares of common stock and/or common stock receivable upon exercise of the Warrant, or (iii) by a combination of any of the foregoing methods. The exercise price of the Warrant is subject to adjustment for stock splits, combinations, dividends and the like.

         In order to secure payment of all amounts due under the Note, as well as the Company's other obligations to Laurus: (i) the Company granted Laurus a lien on all of the Company's assets and also on all assets of the Company's subsidiaries; (ii) the Company pledged all of the capital stock that it owns of each of its subsidiaries; and (iii) each of the Company's subsidiaries executed a Subsidiary Guaranty of such obligations.

         Pursuant to the terms of a registration rights agreement, the Company agreed to include the shares of common stock issuable upon conversion of the Note and upon exercise of the Warrant in a registration statement under the Securities Act to be filed not later than March 13, 2005 and to use its reasonable commercial efforts to cause such registration statement to be declared effective no later than May 12, 2005. In the event the Company does not meet these deadlines, it may be required to pay Laurus liquidated damages in cash equal to 2% for each 30-day period (prorated for partial periods) on a daily basis of the original principal amount of the Note.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On  February  14,  2005,  the  Company  completed  the  acquisition  of
4,177,500 shares of the outstanding common stock of Systems Management Engineering, Inc. ("SMEI"), which shares constitute approximately 82% of the issued and outstanding shares of capital stock of SMEI on a fully diluted basis. As partial consideration for such shares of SMEI, the Company issued an aggregate of 16,553,251 shares of the Company's common stock to twelve accredited investors pursuant to Section 4(2) of the Securities Act and Regulation D under the Securities Act. The acquisition was completed pursuant to the terms of a Stock Purchase Agreement dated December 16, 2004, as amended, among the Company and certain shareholders of SMEI. SMEI will continue to operate as an independent subsidiary of the Company.

ABOUT SMEI

         SMEI was incorporated on March 11, 1997 under the laws of the Commonwealth of Virginia. SMEI was originally founded to provide the federal government with engineering services coupled with advanced technology solutions. SMEI has developed advanced data management applications, Internet server technology and information systems that it markets to both public and private sectors. SMEI's technology helps its customers reduce development time for projects, manage the deployment of applications across the Internet to desktops around the world and implement military grade security on all systems where the applications are deployed. SMEI has two divisions, a consulting services division and the Aquifer Software division.

CONSULTING SERVICES DIVISION

         SMEI provides the federal government and private industry with engineering services coupled with innovative information technology solutions. SMEI is committed to addressing the growing public and private sector demand for integrated, secure, enterprise class e-business solutions built on industry standards.

         SMEI has designed, developed and implemented advanced business management applications, integration technologies and enterprise geospatial systems. SMEI currently supports several operational systems in all of these categories for major organizations and defense commands using web-based technologies and the consolidation of custom and commercial off-the-shelf software to unite dissimilar applications into integrated systems.

GIS Service Capabilities

         SMEI specializes in the design and implementation of Enterprise Geographic Information Systems ("GIS"), enabling the vision of public and private sector clients for cross-organization data sharing. They are experts in the development of Web services applications and secure geospatial solutions. SMEI architected the Naval GeoReadiness Repository in support of Base Development, Base Realignment and Closure (BRAC), the Installation Visualization Tool (IVT) program, force protection, anti-terrorism and homeland defense. Administered by Naval Facilities Engineering Command Headquarters (NAVFACHQ), the GeoReadiness Repository provides installation geospatial data and imagery storage, integration of Navy real property data, the automation of data submission, standards compliance checking and conversion. Web services provide visualization, cross-services data sharing, and an advanced security model for accessing the GIS data. SMEI performs spatial analysis and risk assessment modeling for the military medical application. SMEI also developed GIS-R, an Army GIS repository to provide a visual method for users to access information from a comprehensive set of government, commercial, and installation data sources in an expandable, user-friendly decision support application.

         Implementation planning is critical to the success of Enterprise GIS initiatives. Cross-organizational data sharing and public visualization of corporate information through the Internet requires the understanding of data needs across functional areas, as well as the backbone technology to support an Enterprise approach. The SMEI team includes key in-house experts in GIS supporting technologies such as ESRI's ArcSDE, Oracle Spatial, UNIX and Windows to ensure a stable architecture and operating environment for enterprise applications. As current customers of this service, the Naval Information Technology Center (NITC) receives architectural and database support, systems integration analysis, and technical support from SMEI.

Technical and Management Consulting Services

         SMEI provides network engineering, architectural guidance, database management, expert programming and functional area expert analysis to its Department of Defense clients. SMEI provides strategic consulting to support business requirements, change management, and financial analysis and metrics for several major federal customers.

         In addition, SMEI provides management, analytical, and technical consulting to support legacy application modernization and systems reduction goals under several major contracts including the Department of Navy's Navy Marine Corps Intranet (NMCI).

AQUIFER SOFTWARE DIVISION

         SMEI develops and markets the Aquifer(TM) Application Services Platform, a proprietary software product for application developers. Aquifer helps developers build a new class of software called rich Internet applications. These applications are secure custom or commercial desktop and mobile Windows Forms applications that use the traditional client/server model while exploiting Web Services-based communications over the Internet.

         Aquifer is a .NET application platform built on a service-oriented architecture that delivers scalable and secure Web applications to Windows desktop and Windows CE platforms. Aquifer helps SMEI reduce development time and manage the deployment of applications across the Internet to desktops around the world while implementing Department of Defense ("DOD") certified and accredited security on all deployed systems. Aquifer addresses the needs of development organizations to more rapidly develop custom Windows Forms applications and lower the costs to secure, deploy and maintain them. Aquifer helps organizations solve the following problems:

      o     Reduction in application development time, cost and risk;
      o     Reduction of desktop and PDA application deployment time and cost;
      o     Increased richness of user experience;
      o Elimination of security concerns inherent with Web browser vulnerabilities;
      o     Decreased server software and hardware costs; and
      o     Optimization of network resources for best performance.

         SMEI markets Aquifer as both a productivity tool and a secure application platform. Whether modernizing legacy applications or building new service-oriented, Web based systems, Aquifer is designed to shorten the time it takes to develop and deliver custom solutions in Microsoft .NET environments. Aquifer provides many common service components including:

      o     Data Access;
      o     Role-based User Profiles;
      o     Flexible Security Model including strong encryption;
      o     Configuration Management;
      o     Event Management;
      o     Integration Gateways; and
      o     Secure Client.

         In its current version 5.4, the Aquifer Application Services Platform can support between 500 and 1,000 concurrent active desktops against a single server processor.

SALES AND MARKETING

         SMEI markets its Aquifer Application Services Platform to mid to large-sized commercial accounts, federal government agencies, systems integrators and independent software vendors that are building Windows rich Internet applications. Aquifer's products, training and services are focused on the .NET Windows Forms application development market where enterprise IT organizations and systems integrators are tasked with building and managing applications that run on the Internet using the .NET Framework.

         SMEI employs the following tactics to sell the Aquifer Application Services Platform:

         Direct Sales to Enterprise IT Organizations and Systems Integrators - A direct sales force performs this activity. This segment includes all new federal, systems integrator and commercial accounts. SMEI believes that reference-ability is a key post-sale objective.

         Targeted Marketing - With the help of extensive lead generation, public relations and targeting marketing communication materials, SMEI hopes to establish itself as a leader in the rich Internet application development and management market with an emphasis on security over both wired and wireless communications. The tactics include marketing materials directed at DOD agencies, the financial services and health care markets and other markets where strong security is a common requirement. Print media, direct mail, trade shows/conferences and live Web casts are the main components of lead generation for SMEI.

         Strategic  Alliances  -  SMEI  plans  to  continue  to  form  strategic alliances with federal and commercial systems integrators and Web services performance management vendors to sell SMEI's products as value-added resellers and to enhance Aquifer's capabilities by integrating with other vendor's performance monitoring capabilities. SMEI believes that engaging marketing an delivery channels that are not currently available to the company will broaden market reach, increase delivery bandwidth in some instances, and yield a greater return on sales and marketing expenditure.

         Important partnerships SMEI has developed recently include:

      o Microsoft. SMEI is a Microsoft Certified Partner. Recently, Aquifer's security model and its presence on the Navy Marine Corps Intranet (NMCI) network have attracted interest from Microsoft Federal and from Microsoft Business Development in Redmond. SMEI is currently working with Redmond to develop a NMCI formal
            Microsoft/SMEI case study describing the benefits of .NET and Aquifer.

      o AmberPoint. AmberPoint is a Silicon Valley-based software company that builds and markets management solutions for Web services. SMEI and AmberPoint co-market products to federal governmental agencies. SMEI plans to integrate Aquifer and AmberPoint to help developers more easily and accurately monitor the .NET applications they build.

         SMEI's goal is to turn every Aquifer customer into a reference account. SMEI believes that first hand testimonials describing the productivity gains with Aquifer are of great value and can significantly enhance sales and marketing efforts

COMPETITION

         As a company offering IT services, SMEI's services market is fragmented and highly competitive. SMEI faces competition from companies providing IT outsourcing and business process outsourcing solutions. SMEI also competes with software vendors in the .NET Web Application Services Platform market. Potential competitors of SMEI's Aquifer software include:

      o Kinitos, Inc. delivers an enterprise deployment solution that allows IT to maintain centralized control of existing Windows Forms clients. The Kinitos .NET platform centralizes control of the monitoring, deployment and updating of existing Windows Forms client applications throughout the network. It handles policy based client deployment and rollback, enables real time monitoring and delivers centralized reporting of client applications.

            Kinitos also has a component that provides client-side "plumbing" for creating Windows Forms applications. It handles the communications from client to server, provides online/offline services, reliable messaging, logging and dynamic updating of client applications.

      o ObjectWare, Inc. markets its IdeaBlades technology as an application development platform for the rapid creation of smart client applications. ObjectWare leverages Microsoft .NET technology to streamline development, deployment and maintenance processes while simplifying the supporting hardware and software environments.

         SMEI  believes  that its Aquifer  platform  offers  more  comprehensive features and that on this basis Aquifer has a marketing and performance advantage over competing products. SMEI believes that its Aquifer DOD certified and accredited security technology not only creates an advantage over competitors, but also creates a strong barrier to entry. The following chart demonstrates the competitive features in Aquifer and those features currently available from the above competitors.

------------------------------------------------------- ----------- ----------- ---------------
                 APPLICATION SERVICE                     AQUIFER    KINITOS     OBJECTWARE
------------------------------------------------------- ----------- ----------- ---------------
Configuration Management                                   Yes         Yes           Yes
------------------------------------------------------- ----------- ----------- ---------------
Data Access                                                Yes          No           Yes
------------------------------------------------------- ----------- ----------- ---------------
DITSCAP Approved Security                                  Yes          No            No
------------------------------------------------------- ----------- ----------- ---------------
Active Directory Support                                   Yes          No            No
------------------------------------------------------- ----------- ----------- ---------------
Event Management                                           Yes         Yes            No
------------------------------------------------------- ----------- ----------- ---------------
User, Account and Application Management                   Yes          No            No
------------------------------------------------------- ----------- ----------- ---------------
Management Console                                         Yes          No            No
------------------------------------------------------- ----------- ----------- ---------------
Execute multiple applications per client instance          Yes         Yes            No
------------------------------------------------------- ----------- ----------- ---------------
Multi-platforms (e.g., Win 32, Win CE)                     Yes         N/A           N/A
------------------------------------------------------- ----------- ----------- ---------------
Performance Management                                   Partner        No            No
------------------------------------------------------- ----------- ----------- ---------------

INTELLECTUAL PROPERTY

         On November 12, 2003, SMEI filed an application with the United States Patent and Trademark Office for a trademark of the name "Aquifer." On December 21, 2004 the United States Patent and Trademark Office issued trademark serial number 78326540 for the name "Aquifer." SMEI has not yet received the Certificate of Registration.

The description of the trademark as submitted is as follows:

INTERNATIONAL CLASS: 009

Computer application software that allows end-users to use applications and developers to create new applications and move non-web based legacy applications to web based applications that can operate on the Internet.

EMPLOYEES

         As of February 14, 2005, SMEI had 26 full time employees and one part time employee. None of SMEI's employees are covered by a collective bargaining agreement. SMEI considers relations with its employees to be good.

DESCRIPTION OF PROPERTY

         SMEI currently subleases a facility located at 12100 Sunset Hills Road, Reston, Virginia 20191. The facility is comprised of 9,342 square feet of office space. The sublease is pursuant to a Sub-Sublease Agreement dated June 22, 2001. The sublease commenced July 15, 2001 and ends September 30, 2005. SMEI currently pays $18,289.81 per month under the sublease, which is subject to a 3% increase in July 2005.

LEGAL PROCEEDINGS

         Neither the Company nor SMEI is currently a party to, nor is any of the Company's or SMEI's property currently the subject of, any pending legal proceeding. None of the Company's directors, officers or affiliates is involved in a proceeding adverse to the Company's business or has a material interest adverse to the Company's business.

RISK FACTORS

THERE WAS NO FORMAL VALUATION DETERMINING THE FAIRNESS OF THE CONSIDERATION FOR THE ACQUISITION OF SMEI.

         The consideration for the acquisition of SMEI was determined by arms' length negotiations between the Company's management and the management of SMEI, but there was no formal valuation of SMEI by an independent third party. The Company did not obtain a fairness opinion by an investment banking firm or other qualified appraiser. Since the acquisition of SMEI did not require the approval of the Company's stockholders, the Company is unable to determine whether its stockholders would have agreed with the determination by the Company's Board of Directors that the terms of the acquisition were fair and in the best interests of the stockholders.

THE COMPANY MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE SMEI, WHICH WOULD BE DETRIMENTAL TO THE COMPANY'S BUSINESS.

         Acquisitions involve numerous risks, including potential difficulty in integrating operations, technologies, systems, and products and services of acquired companies, diversion of management's attention and disruption of operations, increased expenses and working capital requirements and the potential loss of key employees and customers of acquired companies. In addition, acquisitions involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for by using the purchase method of accounting, and possible adverse tax and accounting effects. Any of the foregoing could materially and adversely affect the Company's business.

FAILURE TO PROPERLY MANAGE THE COMPANY'S POTENTIAL GROWTH WOULD BE DETRIMENTAL TO THE COMPANY'S BUSINESS.

         Any growth in the Company's operations will place a significant strain on its resources and increase demands on management and on operational and administrative systems, controls and other resources. There can be no assurance that the Company's existing personnel, systems, procedures or controls will be adequate to support the Company's operations in the future or that the Company will be able to successfully implement appropriate measures consistent with its growth strategy. As part of this growth, the Company may have to implement new operational and financial systems, procedures and controls to expand, train and manage its employee base and maintain close coordination among technical, accounting, finance, marketing and sales staffs. The Company cannot guarantee that it will be able to do so, or that if it is able to do so, the Company will be able to effectively integrate them into its existing staff and systems. The Company may fail to adequately manage its anticipated future growth. The Company will also need to continue to attract, retain and integrate personnel in all aspects of operations. Failure to manage growth effectively could hurt the Company's business.

MANAGEMENT OF THE COMPANY SUBSEQUENT TO THE ACQUISITION OF SMEI

         The following are the names and certain information regarding the Company's Directors, Director Nominees and Executive Officers following the acquisition of SMEI. The Company plans to appoint the Director Nominees to the Company's Board of Directors approximately ten days after the date the Company transmits to all holders of record of the Company's common stock information required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. There are no family relationships among any of the Company's Directors, Director Nominees and Executive Officers.

----------------------- -------- -----------------------------------------------
       NAME               AGE                           POSITION
----------------------- -------- -----------------------------------------------
Paul Burgess               40    President, Chief Executive Officer and Director
----------------------- -------- -----------------------------------------------
Alan C. Bashforth          54    Acting Chief Financial Officer, Secretary and
                                 Chairman of the Board of Directors
----------------------- -------- -----------------------------------------------
Eric D. Zelsdorf           39    Chief Technology Officer and Director Nominee
----------------------- -------- -----------------------------------------------
Herbert B. Quinn           68    Director Nominee
----------------------- -------- -----------------------------------------------
Robert E. Galbraith        61    Director Nominee
----------------------- -------- -----------------------------------------------

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

         PAUL BURGESS, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. From March 1, 2003 until February 14, 2005, Mr. Burgess was Chief Operating Officer of the Company. As of February 9, 2005, Mr. Burgess was appointed President and Chief Executive Officer of the Company. On February 14, 2005, Mr. Burgess was appointed a director of the Company. From January 2000 to December 2002, Mr. Burgess was President and Chief Financial Officer of Plan B Communications. Prior to Plan B Communications, Mr. Burgess spent three years with MetroNet Communications, where he was responsible for the development of MetroNet's coast to coast intra and inter city networks. Mr. Burgess was also influential in developing the operations of MetroNet during the company's early growth stage. Prior to joining MetroNet, Mr. Burgess was with ISM, a company subsequently acquired by IBM Global Services, where he was responsible for developing and deploying the company's distributed computing strategy.

         ALAN C. BASHFORTH, ACTING CHIEF FINANCIAL OFFICER, SECRETARY AND CHAIRMAN OF THE BOARD OF DIRECTORS. From April 4, 2002 to February 9, 2005, Mr. Bashforth was President, Chief Executive Officer and the sole Director of the Company. Mr. Bashforth continues to serve as a Acting Chief Financial Officer, Secreatary, director and as Chairman of the Board of Directors of the Company. Mr. Bashforth has been a member of the Company's Board of Directors since November 1996. Since 1996, Mr. Bashforth has held various executive officer positions with the Company. From the end of 1996 to December 15, 2000, Mr. Bashforth was President of Cascadent Communications, a major customer of the Company. Previously he was President of Innovative Communications Technology, Ltd. ("ICT"), a data communications company located in Jersey, Channel Islands, until the acquisition of the intellectual property of ICT by the Company in November 1996.

         ERIC D. ZELSDORF, CHIEF TECHNOLOGY OFFICER AND DIRECTOR NOMINEE. Mr. Zelsdorf founded SMEI in 1997 and since then he has been the Chief Technology Officer, President and a Director of SMEI. Mr. Zelsdorf has led SMEI since its inception and currently advises clients as well as industry standards groups on the implementation of secure Web services and enterprise architecture and integration. From 1992 to 1997, Mr. Zelsdorf was Vice President and Chief Technology Officer for ECG, Inc.

         HERBERT B. QUINN, DIRECTOR NOMINEE. Mr. Quinn has been Chairman and Chief Executive Officer of SMEI since 1998 when he led the merger of Energy and Environmental Technologies into SMEI. Mr. Quinn is a retired Army Brigadier General, former Senior Executive for the EPA and a registered Professional Engineer.

         ROBERT E. GALBRAITH, DIRECTOR NOMINEE. Mr. Galbraith is currently a consultant to firms seeking innovative technical solutions in the security marketplace. Areas in which Mr. Galbraith have consulted include: data encryption, internet telephony (VoIP), intelligent data recording, secure local and wide area network solutions, physical security and biometric security. Prior to consulting, Mr. Galbraith was President, owner and technical administrator of Secure Engineering Services, Inc. ("SESI") from its inception in 1979 until the firm was sold in 1996. During this period, SESI provided services and equipment to the U.S. Forces and NATO component Forces in Europe. Clients included the U.S. Army, Navy and Air Force, the SHAPE Technical Center, Euro Fighter Program, Sandia Labs, JPL, MITRE and NATO programs.

EMPLOYMENT AGREEMENTS

         On February 14, 2005, upon effectiveness of the Company's acquisition of SMEI, the Company entered into an Executive Employment Agreement Amendment with Paul Burgess. Under the Executive Employment Agreement Amendment, Mr. Burgess is employed by the Company as its Chief Executive Officer for an initial term of three years. Thereafter, the Executive Employment Agreement Amendment may be renewed upon the mutual agreement of Mr. Burgess and the Company. Mr. Burgess will be paid a base salary of $225,000 per year under the Executive Employment Agreement Amendment. The Company previously agreed to grant Mr. Burgess 2,000,000 shares of restricted stock. This grant was replaced by the grant of fully vested options to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.03 per share. The Company also agreed to grant Mr. Burgess fully vested options to purchase an additional 2,000,000 shares of common stock of the Company at an exercise price of $0.05 per share as a bonus for services rendered to the Company during 2004. Further, upon the effective date of the Executive Employment Agreement Amendment, the Company agreed to grant Mr. Burgess options to purchase 6,000,000 shares of the Company's common stock at an exercise price of $0.10 per share, which will vest one-third each year over a three-year period beginning February 14, 2006. In addition, the Company agreed to pay Mr. Burgess an incentive bonus based on 1% of the revenue of the most recent 12-month period of any acquisitions closed by the Company during the term of the Executive Employment Agreement Amendment. The Executive Employment Agreement Amendment may be terminated by Mr. Burgess at his discretion by providing at least 30 days prior written notice to the Company. In the event the Company is acquired, or is the non-surviving party in a merger, or the Company sells all or substantially all of its assets, the surviving company is bound to the provisions of the Executive Employment Agreement Amendment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 1, 2005, the Company entered into a Consulting Agreement with SMEI and Herbert B. Quinn, Jr., which is effective as of the date the Company completed the acquisition of SMEI. Under the agreement, Mr. Quinn will perform strategic analytical and advisory services as reasonably requested by SMEI's Chief Executive Officer. For his services, the Company agreed to pay Mr. Quinn $150,000 per year. Mr. Quinn also is eligible to receive options under the Company's stock option plan or any similar plan that is in effect. The term of the agreement is for one year and will automatically renew for one additional year unless either party gives at least 30 days prior written notice of their intent not to extend the agreement. The agreement does not contain any termination provisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of February 17, 2005 with respect to the beneficial ownership of the outstanding common stock by
(i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                               Common Stock           Percentage of
Name of Beneficial Owner (1)              Beneficially Owned (2)     Common Stock (2)
---------------------------------------- ------------------------- -------------------
Alan C. Bashforth (3)                           14,048,363                 14.9%
Paul Burgess (4)                                 4,000,000                  4.4%
Herbert B. Quinn, Jr. (5)                        6,604,424                  7.7%
Eric D. Zelsdorf                                 5,835,606                  6.8%
Robert Galbraith (6)                             1,245,000                  1.4%
---------------------------------------- ------------------------- -------------------
All officers, directors and directors           31,733,393                 32.3%
nominees as a group (5 persons)

(1) Except as otherwise indicated, the address of each beneficial owner is c/o Science Dynamics Corporation, 7150 N. Park Drive, Suite 500, Pennsauken, NJ 08109.

(2) Applicable percentage ownership is based on 86,239,910 shares of common stock outstanding as of February 17, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of February 17, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 17, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)   Includes:  (a)  165,000  shares  owned  directly  by  Mr.  Bashforth;  (b)
      1,520,000 shares owned by Innovative Communications Technology, Ltd., which is controlled by Mr. Bashforth; (c) 4,363,363 shares owned by Calabash Holdings Ltd., which is controlled by Mr. Bashforth; (d) options owned by Calabash Holdings Ltd. to purchase 2,000,000 shares exercisable at $0.05 per share; and (e) warrants owned by Calabash Holdings Ltd. to purchase 6,000,000 shares exercisable at $0.10 per share which expire on February 14, 2012.

(4) Includes (a) options to purchase 2,000,000 shares of common stock exercisable at $0.03 per share; and (b) options to purchase 2,000,000 shares of common stock exercisable at $0.05 per share.

(5) Includes 370,515 shares owned by Elizabeth L. Quinn, spouse of Herbert B. Quinn, Jr.

(6)   Includes  50,000  shares  owned by  Melinda  Galbraith,  spouse  of Robert
      Galbraith.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

         See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         See Item 1.01 and Item 2.01 above.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         See Item 2.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Report of Independent Registered Public Accounting Firm

         Systems Management Engineering, Inc. Balance Sheets at December 31, 2004 and 2003

         Systems Management Engineering, Inc. Statements of Operations for the Years Ended December 31, 2004 and 2003

         Systems Management Engineering, Inc. Statement of Shareholders' Equity

         Systems Management Engineering, Inc. Statements of Cash Flows for the Years Ended December 31, 2004 and 2003

         Systems Management Engineering, Inc. Notes to Financial Statements

(b)      PRO FORMA FINANCIAL INFORMATION.

         Science Dynamics Corp. and Subsidiaries Unaudited Combined Pro Forma Balance Sheet as of December 31, 2004

         Science Dynamics Corp. and Subsidiaries Unaudited Combined Pro Forma Statement of Operations for the Year ended December 31, 2004

         Science Dynamics Corp. and Subsidiaries Notes to Unaudited Pro Forma Combined Financial Statements

(c)      EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION
-------     --------------------------------------------------------------------

2.1 Stock Purchase Agreement dated December 16, 2004 among Science Dynamics Corporation, Systems Management Engineering, Inc. and the shareholders of Systems Management Engineering, Inc. identified on the signature page thereto (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on December 22,
            2004)

2.2 Amendment No. 1 to Stock Purchase Agreement dated December 16, 2004 among Science Dynamics Corporation, Systems Management Engineering, Inc. and the shareholders of Systems Management Engineering, Inc. identified on the signature page thereto (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 11, 2005)

4.1 Securities Purchase Agreement dated February 11, 2005 by and between Science Dynamics Corporation and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)

4.2 Secured Convertible Term Note dated February 11, 2005 issued to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18,
            2005)

4.3 Common Stock Purchase Warrant dated February 11, 2005 issued to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18,
            2005)

4.4 Master Security Agreement dated February 11, 2005 among Science Dynamics Corporation, M3 Acquisition Corp., SciDyn Corp. and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)

4.5 Stock Pledge Agreement dated February 11, 2005 among Laurus Master Fund, Ltd., Science Dynamics Corporation, M3 Acquisition Corp. and

            SciDyn Corp. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)

4.6 Subsidiary Guaranty dated February 11, 2005 executed by M3 Acquisition Corp. and SciDyn Corp. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)

4.7 Registration Rights Agreement dated February 11, 2005 by and between Science Dynamics Corporation and Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)

4.8 Second Omnibus Amendment to Convertible Notes and Related Subscription Agreements of Science Dynamics Corporation issued to Laurus Master Fund, Ltd. (Incorporated by reference to Form 8-K/A filed with the Securities and Exchange Commission on March 2, 2005)

10.1 Sub-Sublease Agreement made as of June 22, 2001 by and between Software AG and Systems Management Engineering, Inc. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)

10.2 Microsoft Partner Program Agreement (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)

10.3 AmberPoint Software Partnership Agreement (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 18, 2005)

10.4 Executive Employment Agreement Amendment made as of February 14, 2005 by and between Science Dynamics Corporation and Paul Burgess (Incorporated by reference to Form 8-K/A filed with the Securities and Exchange Commission on March 2, 2005)

10.5 Consulting Agreement dated January 1, 2005 between Science Dynamics Corporation, Systems Management Engineering, Inc. and Herbert B. Quinn, Jr. (Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on February 25, 2005)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    SCIENCE DYNAMICS CORPORATION


Date: June 1, 2005                                  /s/ Paul Burgess
                                                    ----------------------------
                                                    Paul Burgess
                                                    Chief Executive Officer

                          INDEX TO FINANCIAL STATEMENTS


                                                                           Pages
                                                                            ----

Audited financial statements of Systems Management Engineering, Inc.:

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheets at December 31, 2004 and 2003                                 F-2

Statements of Operations for the Years Ended December 31, 2004 and 2003      F-3

Statement of Shareholders' Equity                                            F-4

Statements of Cash Flows for the Years Ended December 31, 2004 and 2003      F-5

Notes to Financial Statements                                         F-6 - F-13


Pro forma financial information of Science Dynamics Corporation and
Subsidiaries:

Unaudited Combined Pro Forma Balance Sheet as of December 31, 2004          F-15

Unaudited Combined Pro Forma Statement of Operations
for the Year ended December 31, 2004                                        F-16

Notes to Unaudited Pro Forma Combined Financial Statements                  F-17

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         To The Board of Directors and Shareholders of
         Systems Management Engineering, Inc.


         We have audited the accompanying balance sheets of Systems Management Engineering, Inc. as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Systems Management Engineering, Inc. as of December 31, 2004 and 2003, and results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note1 (basis of presentation) to the financial statements, the Company is in violation of its bank covenants and has sustained significant losses. These conditions raise substantial doubt about the Companies ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties should the company be unable to continue as a going concern.



  /s/ Peter C. Cosmas Co., CPAs
  Peter C. Cosmas Co., CPAs

  370 Lexington Ave.
  New York, NY 10017
  May 2, 2005

                      SYSTEMS MANAGEMENT ENGINEERING, INC.
                                 BALANCE SHEETS
                                  DECEMBER 31,
                                     ASSETS


                                                         2004           2003
                                                     -----------    -----------

Current assets
   Cash                                              $     5,159    $       250
   Accounts receivable                                   999,416        737,589
   Prepaid expenses                                        6,588         21,360
                                                     -----------    -----------

        Total current assets                           1,011,163        759,199

Property and equipment, net                              107,573        159,718
Security deposits                                          2,000         34,426
Other receivables                                          2,100            -0-
                                                     -----------    -----------
        Total assets                                 $ 1,122,836    $   953,343
                                                     -----------    -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Bank overdraft                                    $    58,340    $    48,695
   Accounts payable and accrued expenses                  36,390         49,114
   Accrued payroll and related liabilities               174,451        123,259
   Notes payable current portion                         577,000        242,000
   Notes payable shareholder                              35,000         65,000
                                                     -----------    -----------

       Total current liabilities                         881,181        528,068

Notes payable-non current portion                         93,750        138,750
                                                     -----------    -----------

       Total liabilities                                 974,931        666,818

Stockholders' equity
   Common stock- .01 par value                            45,700         45,700

   10,000,000 shares authorized, 4,570,000
      Issued and outstanding
   Additional paid-in capital                            272,695        272,695
   Accumulated deficit                                  (170,490)       (31,870)
                                                     -----------    -----------

      Total stockholders' equity                         147,905        286,525
                                                     -----------    -----------
      Total liabilities and stockholders' equity     $ 1,122,836    $   953,343
                                                     -----------    -----------

                 See accompanying notes to financial statements

                      SYSTEMS MANAGEMENT ENGINEERING, INC.
                            STATEMENTS OF OPERATIONS
                             YEARS ENDED DECEMER 31,


                                                        2004            2003
                                                    -----------     -----------

Consulting services                                 $ 3,714,003     $ 3,500,885
                                                    -----------     -----------
Costs and expenses
     Direct Labor                                     1,462,913       1,172,295
     Other direct costs                                 479,997         487,732
     Indirect costs                                   1,893,364       1,803,087
                                                    -----------     -----------

         Total costs and expenses                     3,836,274       3,463,114
                                                    -----------     -----------

Operating income (loss)                                (122,271)         37,771

Other Income (expenses)

  Interest and other income                              17,520          14,447
  Interest expense                                      (33,869)        (37,575)
                                                    -----------     -----------

      Total other expenses                              (16,349)        (23,128)
                                                    -----------     -----------

Income (loss) before income taxes                      (138,620)         14,643

Proforma income taxes (a)                                                 2,300
                                                    -----------     -----------
     Net income (loss)                              $  (138,620)    $    12,343
                                                    -----------     -----------
Basic earnings per common share
     Net income (loss)                              $     (0.03)    $      0.00

Diluted earnings per common share
     Net Income (loss)                              $     (0.03)    $      0.00

Weighted average shares outstanding basic             4,570,000       4,570,000
Weighted average shares outstanding diluted           4,570,000       4,901,636


(a) represents proforma taxes for the year ended 2003 if the business had been operated as a C corporation.


                 See accompanying notes to financial statements

                      SYSTEMS MANAGEMENT ENGINEERING, INC.
                        STATEMENT OF SHAREHOLDERS' EQUITY

                                      COMMON STOCK        ADDITIONAL                      TOTAL
                                ---------------------      PAID IN       ACCUMULATED   STOCKHOLDERS
                                  SHARES       AMOUNT      CAPITAL        DEFICIT         EQUITY
                                ---------     -------      --------     ---------        --------
Balance December 31, 2002       4,570,000     $45,700      $272,695      $(46,513)       $271,882

Net Income                                                                 14,643          14,643
                                -----------------------------------------------------------------

Balance December 31, 2003       4,570,000      45,700      $272,695       (31,870)        286,525

Net loss                                                                ( 138,620)      (138,620)
                                                                        ---------        --------

Balance December 31, 2004       4,570,000     $45,700      $272,695     $(170,490)       $147,905
                                ---------     -------      --------     ---------        --------


                 See accompanying notes to financial statements

                      SYSTEMS MANAGEMENT ENGINEERING, INC.
                             STATEMENT OF CASH FLOWS

                            YEARS ENDED DECEMBER 31,

                                                                       2004         2003
                                                                    ---------    ---------
Cash flows provided by/(used in ) operating activities::

Net  Income (loss)                                                  $(138,620)   $  14,643
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
   Depreciation and amortization                                       87,982       90,814
   (Increase) decrease in:
   Accounts receivable                                               (261,827)     (38,414)
   Prepaid expenses                                                    14,772      (21,360)
   Other Assets                                                        30,326        1,949
   Increase (decrease) in:
   Accounts payable and accrued expenses                              (12,724)     (13,214)
   Accrued payroll and related liabilities                             51,195      (22,212)
                                                                    ---------    ---------
        Net cash provided by( used in) operating activities          (228,896)      12,206
                                                                    ---------    ---------

Cash flows (used in) investing activities:
   Purchases of property and equipment,                               (35,837)    (156,525)
                                                                    ---------    ---------
       Net cash (used in) investing activities                        (35,837)    (156,525)
                                                                    ---------    ---------

Cash flows from financing activities:

    Increase (decrease) in bank overdraft                               9,642      (47,819)
    Net borrowings (repayment under bank line of credit)              335,000       32,760
    Proceeds notes payable                                                -0-      225,000
    Repayment notes payable                                           (45,000)     (55,622)
    Repayment stockholders                                            (30,000)     (10,000)
                                                                    ---------    ---------
         Net cash provided by financing activities                    269,642      144,319
                                                                    ---------    ---------

Net increase in cash                                                    4,909          -0-

Cash at the beginning of the year                                         250          250
                                                                    ---------    ---------
Cash at the end of the year                                         $   5,159    $     250
                                                                    ---------    ---------

Supplemental information:
     Interest                                                       $  31,365    $  37,575
     Taxes                                                                -0-          -0-


                 See accompanying notes to financial statements

                       SYSTEMS MANAGEMENT ENGINEERING, INC
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Systems Management Engineering, Inc. (the Company) is an S corporation founded in 1997. The Company specializes in providing commercial organizations and government agencies with computer software consulting services.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

REVENUE RECOGNITION

A substantial portion of the Company's consulting revenue results from contracts with agencies of the federal government. Revenue on the time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred.

CASH AND CASH EQUIVALENTS:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight line method over estimated useful lives of three to seven years. Amortization of leasehold improvements is computed using the straight-lined method over the shorter of the estimated useful life of the asset or term of the related lease.

INCOME TAXES

As a S corporation, income of the Company prior to the closing (see Note 10) passed through to the individual shareholders rather than being taxed to the Corporation. Historical financial statements do not include a provision for income taxes. A pro forma provision for income taxes has been made which represents the taxes which would have been provided had the business been operated as a C Corporation.

STOCK BASED COMPENSATION

Statement of Financial Accounting Standard no. 123 ("SFAS No. 123"), Accounting for Stock-based Compensation, allows companies to account for stock-based compensation using either the provisions of SFAS No.123 or the provisions of Accounting Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, but requires pro forma disclosure in the notes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company accounts for its stock-based employee compensation in accordance with APB No.
25. No stock-based employee compensation costs are reflected in the statement of operations, as all options granted under this plan had an exercise price equal to the fair market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss as if the Company had applied fair market provisions of SFAS NO. 123 to the stock-based employee compensation for the years ended December 31:

                                                        2004           2003
                                                        ----           ----
Net income (loss) as reported                         $(138,620)     $ 14,643
Deduct: stock-based employee compensation expense        (3,981)      (42,300)
                                                      ---------      --------


Pro forma net (loss)                                  $(142,601)     $(27,657)
                                                      ---------      --------


FAIR VALUE DISCLOSURES

The  carrying   amounts  reported  in  the  Balance  Sheet  for  cash  and  cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value because of the immediate or short-term maturity of these financial instruments.

BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in violation of its bank covenants and has sustained substantial operating losses. The bank may not make further advances and or may demand any outstanding principal, interest and other cost payable on demand. The Company's continuation, as a going concern is dependent upon its ability to maintain adequate financing and to achieve net income from operations.

NOTE 2 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risks consist primarily of accounts receivable. To date, these financial instruments have been derived primarily from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required. The Company evaluates its accounts receivable on a customer-by-customer basis and has determined that no allowance for doubtful accounts is necessary at December 31, 2004 and 2003.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

                                                   2004              2003
                                                   ----              ----

Computer equipment                               $342,114          $310,887
Furniture and fixtures                             62,600            86,206
Automobiles                                        31,501            45,386
Leasehold improvements                             18,893            18,893
                                                 --------          --------
    Total Assets                                  455,108           461,372
     Less: Accumulated Depreciation and          (347,535)         (301,654)
                                                 --------          --------
                amortization
                                                 $107,573          $159,718
                                                 --------          --------

Total depreciation and amortization expense on property and equipment totaled $87,982 and 90,814 for the year ended December 31, 2004 and 2003, respectively.

NOTE 4- RETIREMENT PLAN

The Company maintained a 401(k) Plan under applicable Internal Revenue Service regulations. Pursuant to the 401(k) Plan, the employees may make voluntary contributions thereunder and employer contributions, which are discretionary, are allocated to the employee accounts in accordance with the formula defined in the terms of the 401(k) Plan. The Company contributed $67,673 and $48,534 to the 401(k) plan for the plan years ended December 31, 2004 and 2003, respectively.

NOTE 5- NOTES PAYABLE

Notes payable consists of the following at December 31:

                                                                                        2004           2003
                                                                                      --------       --------
Bank line of credit agreement ( maximum is the lesser of $700,000 Or 85-90% of eligible billed government receivables and 75% of Eligible billed commercial receivables) bearing interest at the banks Prime rate as reported in the Wall
Street Journal plus 1.0% (6.25% and 5.00% at December 31, 2004 and 2003,
respectively).This line of credit is secured by substantially all of the
Company's assets and is guaranteed by the principal stockholders of the
Company.
This agreement expires, if not renewed, on June 30, 2005.
Balance December 31,                                                                  $532,000       $197,000

Note payable to the bank bearing interest at the bank's prime rate as reported in the Wall Street Journal plus 1.5% (6.75% at December 31, 2004), maturing on
January 28, 2008, and is guaranteed by the principal stockholders of the
Company.
Balance December 31,                                                                   138,750         183,750
                                                                                      --------       --------

Total notes payable                                                                    670,750         380,750

Less: Non current portion                                                               93,750         138,750
                                                                                      --------       --------

Current portion                                                                       $577,000       $242,000
                                                                                      --------       --------

Interest expense paid, totaled $33,869 and $37,575 for the years ended December 31, 2004 and 2003, respectively.

Aggregate maturities for long-term debt :

                                 2006       45,000
                                 2007       45,000
                                 2008        3,750

The bank line of credit agreement includes financial covenants that require the Company to maintain a minimum tangible net worth, as well as certain financial ratios. At December 31, 2004 the Company is in violation of these financial covenants.

NOTE 6 - NOTES PAYABLE TO STOCKHOLDERS

Notes payable to stockholders at December 31, 2004 and 2003, were $35,000 and $65,000 respectively. These notes are unsecured, and are subordinated to the bank line-of-credit. In 2004 the Company repaid $30,000 of these notes and renegotiated the remaining balance of $35,000, the note bears interest at 18% and is due January 31, 2005. The Company received a waiver extending the terms on a month to month basis.

NOTE 7 - EMPLOYEE STOCK OPTION PLAN

STOCK OPTION PLAN

In 2000, the Company established the Systems Management Engineering, Inc. Incentive Stock Option Plan (the Incentive Stock Option Plan) to provide employees with qualified incentive stock options to purchase up to 2,000,000 shares of the Company's common stock. The Plan provides that qualified incentive stock options ( as defined by the Internal Revenue Code) have an exercise price equal to the fair market value of the common stock on the date of the option grant. All options granted pursuant to the Incentive Stock Option Plan vest ratably over five years and expire after 10 years.

In 2000, the Company established the Systems Management Engineering, Inc. Non-Qualified Stock Option Plan (the Non-qualified Stock Option Plan) to provide non-employees with non-qualified stock options to purchase up to 500,000 shares of the Company's common stock. The Plan provides that non-qualified stock options (as defined by Internal Revenue Code) have an exercise price equal to the fair market value of the common stock on the date of option determination by the Board of Directors.

The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Pricing Model. The following assumptions were made in estimating fair value: dividend yield of 0.0%, risk free interest rate 4.5%, and expected life of 10 years.

A summary of incentive and non-qualified stock option transactions for December 31, 2004 and 2003 is as follows:

                                       2004            2004             2003            2003
                                       ----            ----             ----            ----
                                                     WEIGHTED                         WEIGHTED
                                                      AVERAGE                          AVERAGE
                                     NUMBER OF       EXERCISE        NUMBER OF        EXERCISE
                                      SHARES           PRICE           SHARES           PRICE
Outstanding at beginning of year      1,853,215          $0.55           975,390          $0.23
Granted                                  30,000           1.00           955,000           0.85
Exercised                                   -0-                              -0-
Canceled                              (111,200)           0.20          (77,175)           0.24
                                      ---------           ----          --------           ----

Outstanding at end of year            1,772,015           0.58         1,853,215           0.23

Options Exercisable at year end       1,132,515           0.24           663,272           0.24

Weighed average fair value of
Options Granted during year               $0.13                            $0.39

The following table summarizes information about the stock options outstanding under the Company's option plans as of December 31, 2004:

Range of            Number of         Weighed Average   Weighted                            Weighed
Exercises prices    Outstanding at    Remaining         Average           Number            Average
                    12/31/04          Contractual life  Exercise          Exercisable at    Exercise
                                                        Price             12/31/04          Price
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
$0.20-$0.35              972,015           8 yrs         $0.29               902,515          $0.30
$1.00                    800,000           9 yrs         $1.00               230,000          $1.00
                       1,772,015                                           1,132,515

At December 31, 2004 and 2003, the exercise price for outstanding incentive and non-qualified stock options ranged from $.20 to $1.00 with a weighted average contractual life of eight years.

In February 2005, 315,000 options were exercised for $ 66,175 and 1,457,015 were canceled as part of the purchase agreement.

NOTE 8- COMMITMENTS

The Company leases office space and equipment under the terms of noncanelable operating leases, which expire at various dates through July 2007. These leases provide for annual increases to the base rent of up to 3% and require the Company to reimburse the landlord for its pro rata share of the increases in annual operating expenses and real estate taxes. The following is a schedule of the future minimum lease payments required under noncancelable operating leases, which have initial or remaining terms in excess of one year as of December 31, 2004:

                                  2005      $217,476
                                  2006        47,330
                                  2007        11,960
                                  2008           -0-
                                  Total     $276,766

NOTE 9 - INCOME TAXES:

The following is a proforma statement of taxes if the business had been operated as a C corporation for 2004 and 2003 and followed the provision of SFAS No. 109, Accounting for Income Taxes, which requires that deferred tax assets and liabilities be recognized using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. .

At this time, the Company does not believe it can reliably predict profitability for the long-term. Accordingly, the deferred tax asset applicable to 2004 operations has been reduced in its entirety by the valuation allowance.


         Differences between the tax provision computed using the statutory federal income tax rate and the effective income tax rate on operations is as follows:

                                                2004         2003
                                               -----         ----

              Federal

              Statutory rate                  $(24,000)     $ 2,300

              Tax benefit not
              Provided due
              To valuation
                  Allowance                     24,000
                                              --------      -------
                                              $     --      $ 2,300
                                              --------      -------

         Components of the Company's deferred tax assets and liabilities are as follows:

                                                         December 31,
                                                    2004             2003
                                                 ---------         --------
         Deferred tax assets:

         Tax benefits related
         To net operating
         Loss carry forwards
         And research tax Credits                  $24,000         $    -0-

         Total deferred tax Asset                   24,000              -0-
                                                 ---------         --------

         Valuation Allowance for
         Deferred tax Assets                        24,000              -0-
                                                 ---------         --------

         Net deferred tax Assets                 $     -0-         $    -0-
                                                 =========         ========


NOTE 10- SUBSEQUENT EVENTS

On February 14, 2005, 4,177,500 share (85%) of the issued and outstanding common stock of the Company were sold by it's s shareholder's to Science Dynamics Corp. As consideration for such shares of SMEI, Science Dynamics Corp. the purchaser issued an aggregate of 16,553,251 shares of its common stock to the twelve accredited investors pursuant to Section 4(2) of the Securities Act and Regulation D under the Securities Act and $1,655,325 in cash. SMEI will continue to operate as an independent subsidiary of Science Dynamics Corp.

UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

On February 14, 2005, Science Dynamics Corp. (the "Company"), acquired 85% of common stock of Systems Management Engineering, Inc. The acquisition was funded through a convertible note of $2,000,0000.

Upon execution of the Purchase Agreement between Science Dynamics Corp. (the "Company") and Systems Management Engineering, the Company paid $1,655,325 and issued 16,553,251 of its common stock.

The following unaudited pro forma combined financial statements of the Company presents the unaudited combined balance sheet as of December 31, 2004 and the unaudited combined statements of operations for the year ended December 31, 2004, as if the acquisition of Systems Management Engineering, Inc. had occurred January 1, 2004.

The acquisition will be accounted for as a purchase, with the assets acquired and the liabilities assumed recorded at fair values.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma combined financial position and results of its combined operations in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma combined financial statements presented herein is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the purchase had been consummated on such dates, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto.

                                      SCIENCE DYNAMICS CORP. AND SUBSIDIARIES
                                         PRO FORMA COMBINED BALANCE SHEETS
                                                 DECEMBER 31, 2004

                                            SCIENCE DYNAMICS    SYSTEMS MANAGEMENT
                                                  CORP.          ENGINEERING, INC.
                                                 AUDITED             AUDITED               ADJUSTMENTS               COMBINED
                                          --------------------  ------------------     ------------------         ---------------
Current assets:
    Cash and cash equivalents                      $  192,681            $  5,159           $  (115,000) (b)           $ 120,015
                                                                                               1,852,500 (d)
                                                                                               (160,000) (e)
                                                                                             (1,655,325) (a)
    Accounts receivable - trade                        56,922             999,416                                      1,056,338
    Inventories                                        51,018                   -                                         51,018
    Other current assets                                2,812               6,588                    40,0(d)              51,500
                                          --------------------  ------------------     ------------------         ---------------
       Total current assets                           303,433           1,011,163               (37,825)               1,278,871
                                          --------------------  ------------------     ------------------         ---------------

 Property and equipment, net                           39,347             107,573                                        146,920
 Other assets                                           2,812               4,100                                          6,912
 Goodwill                                                                                      3,243,861 (a)           3,351,361
                                                                                                 107,500 (d)
                                          --------------------  ------------------     ------------------         ---------------
       Total assets                                 $ 345,592          $1,122,836           $  3,313,536              $4,781,964
                                          ====================  ==================     ==================         ===============

    LIABILITIES AND SHAREHOLDERS'
      EQUITY

 Current liabilities:
    Short term debt                                 $ 300,000                   $                      $               $ 300,000
    Bank overdraft                                                         58,340                                         58,340
    Notes payable current portion                                         577,000                                        577,000
    Revolving credit line                             550,763                                  (550,763) (c)                   -
    Convertible notes                                 965,113                   -                727,273 (d)           1,144,397
                                                                                               (547,989) (c)
    Loans payable stockholders/officers               244,240              35,000                                        279,240
    Accounts payable                                  834,456               7,562                                        842,018
    Accrued expenses                                  839,689             203,279              (223,447) (c)             726,127
                                                                                                (93,394) (e)
                                          --------------------  ------------------     ------------------         ---------------
       Total current liabilities                    3,734,261             881,181              (688,320)               3,927,121
                                          --------------------  ------------------     ------------------         ---------------
 Long term liabilities:
 Long term Debt                                                            93,750                                         93,750
 Convertible Note                                                                              1,272,727 (c)           1,272,727
                                          --------------------  ------------------     ------------------         ---------------

 Total liabilities                                 3,734, 261             974,931                584,407               5,293,599

Minority Interest                                                                                 22,186 (a)              22,186

 Shareholders' equity -
    Common stock - .01 par value,
      200,000,000 shares authorized,
       85,946,140  issued
        85,820,340 outstanding
                                                      539,642              45,700                119,833 (a)             859,462
                                                                                                 154,287 (c)

    Preferred stock, .01 par value,
      no shares issued and outstanding
    Additional paid-in capital                     16,080,961             272,695              (346,195) (a)          18,665,166
                                                                                               1,167,912 (c)
    Retained Earnings (Deficit)                  (19,611,439)           (170,490)              (302,920) (a)        (19,660,615)
                                                                                               (115,000) (b)
                                                                                                (66,606) (e)
                                          --------------------  ------------------     ------------------         ---------------
                                                  (2,990,836)             147,905              2,706,943               (135,988)
    Common stock held in treasury,
     at cost                                        (397,833)                                                          (397,833)
                                          --------------------  ------------------     ------------------         ---------------
    Total shareholders' equity                    (3,388,669)             147,905              2,706,943               (533,821)
                                          --------------------  ------------------     ------------------         ---------------
    Total liabilities and shareholders'
      equity                                        $ 345,592         $ 1,122,836            $ 3,313,536          $    4,781,962
                                          ====================  ==================     ==================         ===============

                 See accompanying notes to financial statements

                     SCIENCE DYNAMICS CORP. AND SUBSIDIARIES
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                DECEMBER 31, 2004

                                                 SCIENCE                                                        SCIENCE
                                                 DYNAMICS              SMEI                                    DYNAMICS
                                                UNAUDITED            UNAUDITED          ADJUSTMENTS            COMBINED
                                             -----------------   ------------------    --------------      ----------------
 NET SALES                                       $ 1,609,717          $ 3,714,003                             $ 5,323,720
                                             -----------------   ------------------    --------------      ----------------

Operating costs and expenses:

      Cost of sales                                  344,951            1,942,910                               2,287,861
      Research and development                       304,160                    -                                 304,160
      Selling, general                             1,503,422            1,893,364 (b)       115,000             3,511,786
          and administrative
                                             -----------------   ------------------    --------------      ----------------

Operating (Loss)                                    (542,816)            (122,271)         (115,000)             (780,087)

Other income (expenses):
   NJ NOL                                            233,956                                                      233,956
   Other Income                                       82,000               17,520                                  99,520
   Interest expense                                 (283,740)             (33,869) (e)      (66,606)             (384,215)
   Finance Expense                                   (66,847)                    -                                (66,847)
                                             -----------------   ------------------    --------------      ----------------

Net (Loss) before Discontinued Operations           (577,447)            (138,620)         (181,606)             (897,673)

Loss form Discontinued Operations                   (189,041)                                                    (189,041)
Gain on Disposition of Assets                        285,310                                                      285,310
                                             -----------------   ------------------    --------------      ----------------

Net (Loss)                                        $ (481,178)          $ (138,620)       $ (181,606)           $ (801,404)
                                             -----------------   ------------------    --------------      ----------------


                 See accompanying notes to financial statements

               SCIENCE DYNAMICS CORPORATION, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


(a) Represents the purchase accounting related to the acquisition of approximately 85% of the stock of Systems Management Engineering, Inc.
         (SMEI) on February 14, 2005 for $3,310,650. As consideration the Company paid $1,655,325 in cash and $1,655,325 in the Company's common stock. The excess of the purchase price over the carrying values of the net assets acquired were allocated to goodwill in the amount of $3,243,861. Consistent with purchase accounting guidelines, the stockholder's equity section of Systems Management Inc was eliminated with the exception of a minority interest in the amount of $22,186.

(b) The additional $115,000 of Selling General &Administrative expenses represents the incremental cost of officer salaries as per employment agreements issued in conjunction with the SMEI acquisition

(c) Represents the conversion of the Laurus Master Fund, Ltd. Revolving credit line and convertible debt and accrued interest totaling $1,322,199. This amount was converted to 15,428,722 shares of the Company's common stock in conjunction with the SMEI acquisition.


(d) Represents the borrowing from the Laurus Master Fund, Ltd. of a convertible note in the amount of $2,000,000 to finance the SMEI acquisition on February 14, 2005. The Company received net proceeds $1,852,500, $107,500 was financing expense charged to good will and $40,000 was prepaid legal fees for future filing of SB2.

(e) Represents $160,000 of interest for $2,000,000 convertible debt off set by $93,394 of interest accrued on original convertible notes. The net increase in interest expense of $66,606 is from the assumption that the $2,000,000 convertible debt was assumed January 1, 2004.